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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of First Mutual Bancshares, Inc., on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of First Mutual Bancshares, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Seattle, Washington
July 5, 2000